Exhibit 99.1

Company/Investor Contact
Charles Jones
CJones & Associates Public Relations
Office: 888-557-6480
Cell: 305-987-7418
Email: cjones@cjonespr.com

Hemispherx Biopharma Management Team: Reflects Company’s Aggressive Commitment to Strategies Designed to Reach Commercial Goals, Preserve Financial Capital, and Increase Stockholder Value

PHILADELPHIA – February 22, 2016 - Hemispherx Biopharma, Inc. (NYSE MKT: HEB) (the “Company” or “Hemispherx”) has announced that the Board of Directors has made several changes to its executive management team, in light of the termination of William Carter, M.D., to provide effective and competent leadership that will properly position the Company to achieve its commercial goals and increase stockholder value.

Accordingly, William M. Mitchell, M.D., Ph.D., has been elected Chairman of the Board. Dr. Mitchell, who has been an independent Director since July 1998, is Professor of Pathology, Microbiology and Immunology at Vanderbilt University School of Medicine and is a board certified physician. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Osler House Officer in Internal Medicine at the Johns Hopkins Hospital, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews, and scientific meeting abstracts that relate to viruses, anti-viral drugs, immune responses to microbial infection including HIV and C.pneumoniae, genetic based cancer diagnostics (i.e.- the liquid biopsy), and other biomedical topics. He has worked for and with many professional societies including the American Society of Investigative Pathology (ASIP), the International Society for Antiviral Research (ISAR), the American Society of Biochemistry and Molecular Biology (ASBMB), the American Chemical Society (ACS), the American Society of Microbiology (ASM), and the American Society of Clinical Oncology (ASCO). Mitchell is a member of the American Medical Association (AMA). He has served on numerous National Institutes of Health (NIH) review committees as well as the Centers for Disease Control (CDC) and the College of American Pathologists (CAP). Mitchell previously served as a Director with the Company from 1987 to 1989. Mitchell serves also on the Board of Directors of Chronix Biomedical, Inc., an international molecular diagnostic company.

David R. Strayer, M.D., has been elected Chief Scientific Officer. He has been the Company’s Medical Director since 1986.  Strayer, based upon this experience, is the foremost medical expert on Ampligen and Alferon in the World. He served as a Professor in the Department of Neoplastic Diseases and the Department of Medicine at the Medical College of Pennsylvania and at Hahnemann University from 1987 to 1998. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders.  Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health.  He attended the School of Medicine at the University of California at Los Angeles where he earned a Doctor of Medicine degree in 1972.

Adam Pascale, CPA, has been named Chief Financial Officer in addition to his current responsibilities as Chief Accounting Officer. Pascale has been employed with Hemispherx for 18 years, with more than two decades of public accounting experience and prior public company experience. He earned a Bachelor of Arts (BA) degree in Accounting and Finance from Rutgers University. Pascale served for several years as a CPA prior to joining Hemispherx, and is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

“I am pleased to announce these changes. These are all highly skilled professionals. Adam and David bring not only great expertise and intellect to the Company, they bring decades of experience with Ampligen and Alferon and Company operations,” said Thomas K. Equels, who was appointed President of Hemispherx in August 2015 and was given a clear mandate for change by the board.

Equels explained, “In recent months, the Company has been reexamining its fundamental priorities in terms of direction, corporate culture, and its ability to fund operations. We are taking significant action, including the termination of Dr. Carter, to have unified commitment to the goals set by the Board and to preserve capital so the Company can better achieve those goals. This requires a strong financial austerity plan combined with a skilled approach to bringing Ampligen and Alferon to their full potential.”

Tom Equels added, “The Company is committed to a focused business plan oriented toward finding senior co-development partners with the capital and expertise needed to fully commercialize the many potential therapeutic aspects of our experimental drug Ampligen and our approved drug Alferon N. While we have as our first priority creating increased stockholder value, this new management team’s passion is bringing novel immunological host based therapies to people desperate with completely unmet medical needs. We will not stop until that goal is met.”

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N Injection® approval in Argentina includes the use of Alferon N Injection® (under the brand name "Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Forward-Looking Statements

The foregoing release contains forward-looking statements that can be identified by words such as "will be, investigative, interim, potential" or similar terms, or by express or implied discussions regarding potential efficacy for Hemispherx’s Ampligen®, or regarding potential future revenues from Ampligen®. You should not place undue reliance on these statements. Such forward-looking statements are based on the current beliefs and expectations of Management regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Ampligen® will receive regulatory approval or be commercially successful in the future. In particular, management's expectations regarding Ampligen® could be affected by, among other things, the uncertainties inherent in research and development, including unexpected clinical trial results and additional analysis of existing clinical data; unexpected regulatory actions or delays or government regulation generally; the Company's ability to obtain or maintain proprietary intellectual property protection; general economic and industry conditions; global trends toward health care cost containment, including ongoing pricing pressures; unexpected manufacturing issues, and other risks and factors described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K on file with the U.S. Securities and Exchange Commission. Hemispherx is providing the information in this press release as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Disclosure Notice

The information in this press release includes certain "forward-looking” statements including without limitation statements about additional steps which the FDA may require and Hemispherx may take in continuing to seek commercial approval of the Ampligen® NDA for the treatment of Chronic Fatigue Syndrome in the United States. The production of new Alferon® API inventory will not commence until the capital improvement and validation phases are complete. While the facility is approved by FDA under the Biological License Application ("BLA”) for Alferon®, this status will need to be reaffirmed upon the completion of the facility's enhancements prior to commercial sale of newly produced inventory product. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon® API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect the chances for approval of the Ampligen® NDA in the United States and other countries. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of the Ampligen® NDA in the United States and other countries.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents obtained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; as well as numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The final results of these efforts could vary materially from Hemispherx’s expectations. Finally, the projection of savings above is subject to change based upon operational requirements of the Company and the possibility that additional finance and accounting staff may be required to accomplish the Company’s goals and objectives.